EXHIBIT INDEX
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Exhibit No.           Description
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23.1                  Consent of Coopers & Lybrand LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File No.'s 333-32777 and 333-30565) of our report dated April 7, 1998, on our audits of the consolidated financial statements of ARCO Coal and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Form 8-K.





Pricewaterhouse Coopers LLP
Denver, Colorado
August 14, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File No.'s 333-32777 and 333-30565) of our report dated March 20, 1998, except as to the information presented in Note 13, for which the date is April 7, 1998 on our audit of the financial statements of Canyon Fuel Company, L.L.C. as of December 31, 1997 and for the period from December 20, 1996 (inception) through December 31, 1997 which report is included in this Form 8-K.




Pricewaterhouse Coopers LLP
Denver, Colorado
August 14, 1998